Exhibit 99.2

FOR IMMEDIATE ISSUE

FOR:	MDC Partners Inc.	CONTACT:	Erica Bartsch
	745 Fifth Avenue, 19th Floor		Sloane & Company
	New York, NY 10151		212-446-1875
IR@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018

COMPLETION OF CEO SEARCH AND STRATEGIC REVIEW:

•	Mark Penn named CEO of MDC Partners
•	The Stagwell Group invests $100 million in common and preferred stock
•	MDC Partners separately sells its interest in subsidiary firm Kingsdale Advisors
•	MDC Partners entered into an amendment to the existing senior secured revolving credit facility with Wells Fargo Bank

FOURTH QUARTER 2018 HIGHLIGHTS:

•	Revenue of $393.7 million versus $402.7 million a year ago; excluding the impact of ASC 606 (see details below), revenue was $406.1 million, an increase of 0.8% versus a year ago.
•	Organic revenue decrease of 0.3%
•	Net loss attributable to MDC Partners common shareholders of $83.7 million versus income of $187.4 million a year ago; excluding the impact of ASC 606, Net loss attributable to MDC Partners common shareholders was $84.5 million
•	Adjusted EBITDA of $52.0 million versus $66.8 million a year ago; excluding the impact of ASC 606, Adjusted EBITDA was $50.1 million
•	Net New Business wins totaled $26.4 million

FULL YEAR 2018 HIGHLIGHTS:

•	Revenue of $1.48 billion versus $1.51 billion a year ago; excluding the impact of ASC 606, revenue was $1.53 billion, an increase of 0.9% versus a year ago
•	Organic revenue increase of 0.1%
•	Net loss attributable to MDC Partners common shareholders was $132.1 million versus income of $205.6 million for the prior year; excluding the impact of ASC 606, net loss attributable to MDC Partners common shareholders was $139.0 million
•	Adjusted EBITDA was $162.6 million versus $203.5 million for the prior year; excluding the impact of the adoption of ASC 606, Adjusted EBITDA was $151.8 million
•	Covenant EBITDA was $183.1 million
•	Net New Business wins totaled $76.1 million

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New York, NY, March 15, 2019 (NASDAQ: MDCA) - MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and twelve months ended December 31, 2018.

David Doft, Chief Financial Officer of MDC Partners, said, “We are very pleased to welcome Mark Penn as our new CEO and The Stagwell Group as a strategic investor. The capital invested by Stagwell will provide the Company with greater resources to invest behind its growth strategy while at the same time bolstering its balance sheet to the benefit of shareholders. Stagwell’s investment at a premium to our current stock price illustrates the underlying value of our business, their confidence in our agencies and people as well as a clear view of the growth opportunities ahead.”

“We made important strides in strengthening our business in 2018, including the fourth quarter, in which we delivered our highest level of net new business wins in two years. The streamlining of costs and refocusing of go-to-market strategies across several of our agencies also sets the Company up for improved performance in 2019.”

Mark Penn Named CEO; The Stagwell Group Invests $100 million

The Company announced today that it has entered into an agreement with The Stagwell Group (“Stagwell”) pursuant to which Stagwell, a media investment fund, has invested $100 million in MDC Partners through the purchase of $50 million in MDC common shares and $50 million non-voting convertible preference shares. In connection with the closing of the transaction, industry veteran Mark Penn will join MDC Partners as Chief Executive Officer and as a member of its Board of Directors.

“I have admired MDC for a long time and believe wholeheartedly in its mission,” said Mr. Penn. “MDC is home to some of the world’s best creative and strategic talent; strategists with a deep understanding of the way technology and media solutions address the needs of today’s modern marketer. Its agencies share a healthy entrepreneurial culture and the network as a whole is steeped in untapped potential. I am eager to begin applying not only our investment and resources, but also a plan based on my expertise, towards growth and the creation of significant value for our shareholders.”

The Stagwell Group has purchased 14,285,714 Class A shares of the Company (the “Class A Shares”) for $50 million, or $3.50 per share, which represents an 18% premium to the 30-day average closing price of $2.96 per share. In addition, the Stagwell Group has purchased $50 million of convertible preferred shares with a $5.00 conversion price (the “Preference Shares”). Following the transaction, the Stagwell Group owns approximately 19.5% of the outstanding common equity of the Company. Assuming the full conversion of the Preference Shares into the Company’s Class A shares, the Stagwell Group will own approximately 29.2% of the outstanding equity of the Company. Assuming conversion of both the Stagwell Group Preference Shares and the currently outstanding Goldman Sachs preference shares which were issued in 2017, the Stagwell Group will own approximately 24.8% of the outstanding equity of the Company. The Preference Shares have a liquidation preference that accretes at a rate of 8.0% per annum, compounded quarterly until conversion on the five-year anniversary of the issuance date of the Preference Shares.

MDC Partners expects to use the net proceeds from the investment to pay down existing debt under the Company’s credit facility and for general corporate purposes.

Sale of Kingsdale

The Company also announced today that it has sold its interest in shareholder advisory and proxy solicitation firm Kingsdale Advisors to Kingsdale Executive Chairman and Founder, Wes Hall, in exchange for cash plus the assumption of certain liabilities totaling approximately $50 million in aggregate. MDC Partners will continue its engagement of Kingsdale as its proxy solicitation advisor.

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Bank Amendment

On March 12, 2019, MDC Partners and Maxxcom Inc. (a subsidiary of the Company) and each of their subsidiary parties entered into an amendment (the “Amendment”) to the existing senior secured revolving credit facility, dated as of May 3, 2016 with Wells Fargo Bank. The Amendment provides financial covenant relief by increasing the total leverage ratio applicable on each testing date after the Amendment Effective Date through the period ending December 31, 2020 from 5.5:1.0 to 6.25:1.0. The total leverage ratio applicable on each testing date after December 31, 2020 will revert to 5.5:1.0. The Amendment also provides, the modification of certain restrictive covenants in the Credit Agreement to provide the Company with increased flexibility regarding the ability to repurchase outstanding debt and/or notes.

Pursuant to its rights under the credit facility, the Company has elected to reduce the aggregate maximum amount of revolving commitments provided by the lenders under the credit facility to $250 million.

Adoption of ASC 606

Effective January 1, 2018, we adopted ASC Topic 606, “Revenue from Contracts with Customers” (ASC 606). In accordance with the new revenue accounting standard, we were required to change certain aspects of our accounting policy as it relates to performance incentives, non-refundable retainer fees, and certain third-party pass-through and out-of-pocket costs. ASC 606 was applied using the modified retrospective method, with the cumulative effect of the initial adoption being recognized as an adjustment to opening retained earnings at January 1, 2018 for contracts that were not completed as of that date, and with all subsequent periods reported under the new policy. Comparative prior periods have not been restated and continue to be reported under the historical accounting standards and policies in effect for those periods.

As a result of the adoption of ASC 606, our fourth quarter and year-to-date 2018 financial performance is not directly comparable with last year. We have therefore provided additional disclosure to assist investors in reconciling the two accounting standards, including updating the definition of the Non-GAAP metric Organic Revenue to exclude the impact of the change in accounting standard and providing additional schedules which show the impact of the adoption of ASC 606 on our GAAP and Non-GAAP performance metrics. See schedules 2 and 3.

Fourth Quarter and Full Year 2018 Financial Results

Revenue for the fourth quarter of 2018 was $393.7 million, a decline of 2.3%, compared to $402.7 million for the fourth quarter of 2017. The decline in revenue was primarily due to the adoption of ASC 606, which reduced revenue by $12.5 million, or 3.1%. Excluding the impact of ASC 606, revenue was $406.1 million, an increase of 0.8% versus a year ago. The effect of foreign exchange was negative 1.2%, the impact of non-GAAP acquisitions (dispositions), net was positive 2.4%, and organic revenue declined 0.3%. There was a positive 305 basis-point impact on organic revenue growth from billable pass-through costs incurred on clients’ behalf from certain of our partner firms acting as principal. Net New Business wins for the fourth quarter of 2018 totaled $26.4 million.

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Net loss attributable to MDC Partners common shareholders for the fourth quarter of 2018 was $83.7 million versus net income of $187.4 million for the fourth quarter of 2017. Excluding the impact of ASC 606, net loss attributable to MDC Partners common shareholders was $84.5 million. The net loss is largely attributable to a goodwill and other asset impairment charge of $56.7 million and the recognition of a valuation allowance resulting in income tax expense on the pretax loss. Diluted loss per share attributable to MDC Partners common shareholders for the fourth quarter of 2018 was a loss of $1.46 versus diluted income per share of $3.30 for the fourth quarter of 2017. The impact of the adoption of ASC 606 was a reduction in net loss attributable to MDC Partners common shareholders of $0.8 million, or $0.02 per share.

Adjusted EBITDA for the fourth quarter of 2018 was $52.0 million versus $66.8 million for the fourth quarter of 2017. The impact of the adoption of ASC 606 was $1.8 million. Excluding the impact of the adoption of ASC 606, Adjusted EBITDA was $50.1 million with margins of 12.3%. (see schedules 4 and 10).

Revenue for the twelve months of 2018 was $1.48 billion, a decline of 2.5%, compared to $1.51 billion for the twelve months of 2017. The decline in revenue was primarily due the adoption of ASC 606, which reduced revenue by $51.6 million, or 3.4%. Excluding the impact of ASC 606, revenue was $1.53 billion, an increase of 0.9% versus a year ago. The impact of non-GAAP acquisitions (dispositions), net was positive 0.9%, and organic revenue increase was 0.1%. Organic revenue growth was favorably impacted by 203 basis points from increased billable pass-through costs incurred on clients’ behalf from certain of our partner firms acting as principal. Net New Business wins for the twelve months of 2018 totaled $76.1 million.

Net loss attributable to MDC Partners common shareholders for the twelve months of 2018 was $132.1 million versus income of $205.6 million for the twelve months of 2017. Excluding the impact of ASC 606, net loss attributable to MDC Partners common shareholders was $139.0 million. The net loss is largely attributable to the decline in revenue, a goodwill and other asset impairment charge of $80.1 million, a foreign exchange loss of $23.3 million and from the recognition of a valuation allowance resulting in income tax expense on the pretax loss. Diluted loss per share attributable to MDC Partners common shareholders for the twelve months of 2018 was $2.31 versus diluted income per share of $3.71 for the twelve months of 2017. The impact of the adoption of ASC 606 was a reduction in net loss attributable to MDC Partners common shareholders of $6.9 million, or $0.12 per share.

Adjusted EBITDA for the twelve months of 2018 was $162.6 million versus $203.5 million for the twelve months of 2017. The impact of the adoption of ASC 606 was $10.7 million. Excluding the impact of the adoption of ASC 606, Adjusted EBITDA was $151.8 million with margins of 9.9%.

Conference Call

Management will host a conference call on Friday, March 15, 2019, at 8:30 a.m. (ET) to discuss results. The conference call will be accessible by dialing 1-412-902-4266 or toll free 1-888-346-6216. An investor presentation has been posted on our website at www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 12:00 a.m. (ET), March 22, 2019, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10129581), or by visiting our website at www.mdc-partners.com.

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About MDC Partners Inc.

MDC Partners is one of the most influential marketing and communications networks in the world. As "The Place Where Great Talent Lives," MDC Partners is celebrated for its innovative advertising, public relations, branding, digital, social and event marketing agency partners, which are responsible for some of the most memorable and effective campaigns for the world's most respected brands. By leveraging technology, data analytics, insights and strategic consulting solutions, MDC Partners drives creative excellence, business growth and measurable return on marketing investment for over 1,700 clients worldwide. For more information about MDC Partners and its partner firms, visit our website at www.mdc-partners.com and follow us on Twitter at http://www.twitter.com/mdcpartners.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:

(1) Organic Revenue: “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth, excluding the impact of adopting ASC 606. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.

(3) Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that represents operating profit plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

(4) Covenant EBITDA: Covenant EBITDA is a measure that includes pro forma adjustments for acquisitions, one-time charges, and other items, as defined in the Credit Agreement. We believe that the presentation of Covenant EBITDA is appropriate as it eliminates the effect of certain non-cash and other items not necessarily indicative of a company’s underlying operating performance. In addition, the presentation of Covenant EBITDA provides additional information to investors about the calculation of, and compliance with, certain financial covenants in the Credit Agreement.

Included in this earnings release are tables reconciling MDC Partners’ reported results to arrive at certain of these non-GAAP financial measures.

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This press release contains forward-looking statements. Statements in this press release that are not historical facts, including without limitation statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Words such as “estimates”, “expects”, “contemplates”, “will”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “forecasts”, “may”, “should”, and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of international, national and regional economic conditions;
•	the Company’s ability to attract new clients and retain existing clients;
•	the spending patterns and financial success of the Company’s clients;
•	the Company’s ability to retain and attract key employees;
•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;
•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and
•	foreign currency fluctuations

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Company’s Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

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SCHEDULE 1

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, except per Share Amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018 (1)	2017	2018 (1)	2017
Revenue:
Services	$393,662	$402,747	$1,476,203	$1,513,779
Operating expenses:
Cost of services sold	256,088	268,673	991,198	1,023,476
Office and general expenses	78,919	59,142	349,056	310,455
Depreciation and amortization	10,984	10,558	46,196	43,474
Goodwill and other asset impairment	56,732	4,415	80,057	4,415
	402,723	342,788	1,466,507	1,381,820
Operating income (loss)	(9,061)	59,959	9,696	131,959

Other income (expense):
Interest expense and finance charges, net	(17,070)	(16,055)	(67,075)	(64,364)
Foreign exchange gain (loss)	(13,324)	(660)	(23,258)	18,137
Other income, net	(992)	2,331	230	1,346
	(31,386)	(14,384)	(90,103)	(44,881)
Income (loss) before income taxes and equity in earnings of non-consolidated affiliates	(40,447)	45,575	(80,407)	87,078
Income tax expense (benefit)	34,970	(185,723)	31,603	(168,064)
Income (loss) before equity in earnings of non-consolidated affiliates	(75,417)	231,298	(112,010)	255,142
Equity in earnings (losses) of non-consolidated affiliates	(296)	157	62	2,081
Net income (loss)	(75,713)	231,455	(111,948)	257,223
Net income attributable to the noncontrolling interests	(5,885)	(8,787)	(11,785)	(15,375)
Net income (loss) attributable to MDC Partners Inc.	(81,598)	222,668	(123,733)	241,848
Accretion on and net income allocated to convertible preference shares	(2,151)	(35,254)	(8,355)	(6,352)
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(83,749)	$187,414	$(132,088)	$235,496

Income (loss) per common share:
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(1.46)	$3.33	$(2.31)	$3.72

Diluted:
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(1.46)	$3.30	$(2.31)	$3.71

Weighted Average Number of Common Shares Outstanding:
Basic	57,519,286	56,356,265	57,218,994	55,255,797
Diluted	57,519,286	56,793,442	57,218,994	55,481,786

(1) Effective January 1, 2018, we adopted ASC Topic 606, “Revenue from Contracts with Customers” (ASC 606). ASC 606 was applied using the modified retrospective method, with the cumulative effect of the initial adoption being recognized as an adjustment to opening retained earnings at January 1, 2018. As a result, comparative prior periods have not been adjusted and continue to be reported under ASC 605 "Revenue Recognition" (ASC 605). See Schedule 2 in this release, for the impact of the adoption of ASC 606, as required, on the consolidated statement of operations for the three and twelve months ended December 31, 2018.

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SCHEDULE 2

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF COMPONENTS OF NON-GAAP MEASURES

(US$ in 000s, except percentages)

	Three Months Ended December 31, 2018			For the Twelve Months Ended December 31, 2018
	As Reported	Adjustments	Adjusted to Exclude the Impact of Adoption of ASC 606	As Reported	Adjustments	Adjusted to Exclude the Impact of Adoption of ASC 606

Revenue	$393,662	$12,459	$406,121	$1,476,203	$51,636	$1,527,839
Cost of services sold	256,088	14,275	270,363	991,198	62,358	1,053,556
Operating profit (loss)	(9,061)	(1,815)	(10,876)	9,696	(10,722)	(1,026)
Net loss attributable to MDC Partners Inc. common shareholders	(83,749)	(798)	(84,547)	(132,088)	(6,883)	(138,971)
Loss per common share - basic and diluted	(1.46)	(0.02)	(1.48)	(2.31)	0.12	(2.43)

Organic revenue growth	(0.3)%	-	(0.3)%	0.1%	-	0.1%
Adjusted EBITDA	$51,959	$(1,815)	$50,144	$162,566	$(10,722)	$151,844
margin	13.2%		12.3%	11.0%		9.9%

* The table above summarizes the impact of the adoption of ASC 606 on our US GAAP and non-GAAP performance metrics.

Note: Actuals may not foot due to rounding

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SCHEDULE 3

MDC PARTNERS INC.

UNAUDITED REVENUE RECONCILIATION

(US$ in 000s, except percentages)

	Three Months Ended		Twelve Months Ended
	Revenue $	% Change	Revenue $	% Change
December 31, 2017 as reported under ASC 605	$402,747		$1,513,779

Organic revenue growth (decline) (1)	(1,282)	(0.3)%	879	0.1%
Non-GAAP acquisitions (dispositions), net	9,578	2.4%	13,644	0.9%
Foreign exchange impact	(4,922)	(1.2)%	(463)	—%
Impact of adoption of ASC 606 (2)	(12,459)	(3.1)%	(51,636)	(3.4)%
Total change	(9,085)	(2.3)%	(37,576)	(2.5)%

December 31, 2018 as reported under ASC 606	$393,662		$1,476,203

(1)	“Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth, excluding the impact of adopting ASC 606. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

(2)	In accordance with the adoption of ASC 606, we were required to change certain aspects of our revenue recognition accounting policy as it relates to performance incentives, retainer fees, and certain third-party pass-through and out-of-pocket costs. Under the prior guidelines, performance incentives were recognized in revenue when specific quantitative goals were achieved, or when the Company's performance against qualitative goals was determined by the client. Under ASC 606, the Company now estimates the amount of the incentive that will be earned at the inception of the contract and recognizes such incentive over the term of the contract. Additionally, previously, fees for non-refundable retainers were generally recognized on a straight-line basis over the term of the specific customer arrangement. Under ASC 606, an input method is typically used to measure progress and recognize revenue for these types of arrangements. Finally, the adoption of ASC 606 resulted in certain client arrangements previously being accounted for as principal, now being accounted for as agent. In these instances, certain third-party pass-through and out-of-pocket costs which were billed to clients in connection with services being provided, are no longer included in revenue and therefore the revenue recorded is equal to the net amount retained.

Note: Actuals may not foot due to rounding

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SCHEDULE 4

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three months ended December 31, 2018, as reported under ASC 606

		Global	Domestic
	Advertising and	Integrated	Creative	Specialized	Media
	Communications	Agencies	Agencies	Communications	Services	All Other	Corporate	Total
Revenue	$393,662	$188,512	$26,560	$49,341	$36,293	$92,956	$-	$393,662

Net loss attributable to MDC Partners Inc. common shareholders								$(83,749)
Adjustments to reconcile to Operating income (loss):
Accretion on and net income allocated to convertible preference shares								2,151
Net income attributable to the noncontrolling interests								5,885
Equity in losses of non-consolidated affiliates								296
Income tax expense								34,970
Interest expense and finance charges, net								17,070
Foreign exchange loss								13,324
Other income, net								992
Operating income (loss)	$860	$38,771	$4,101	$4,158	$(51,604)	$5,434	$(9,921)	$(9,061)
margin	0.2%	20.6%	15.4%	8.4%	(142.2)%	5.8%		(2.3)%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	10,805	5,072	398	1,089	804	3,442	179	10,984
Goodwill and other asset impairment	56,732	-	-	-	52,041	4,691	-	56,732
Stock-based compensation	964	29	155	172	36	572	570	1,534
Deferred acquisition consideration adjustments	(8,979)	(8,123)	-	(228)	135	(763)	-	(8,979)
Distributions from non-consolidated affiliates (2)	-	-	-	-	-	-	270	270
Other items, net (3)	-	-	-	-	-	-	479	479

Adjusted EBITDA (1)	$60,382	$35,749	$4,654	$5,191	$1,412	$13,376	$(8,423)	$51,959
margin	15.3%	19.0%	17.5%	10.5%	3.9%	14.4%		13.2%

(1)	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, goodwill and other asset impairment, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.
(2)	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).
(3)	Other items, net includes severance expense and other restructuring expenses, legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 10 for a reconciliation of amounts.

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SCHEDULE 5

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND COVENANT EBITDA

(US$ in 000s, except percentages)

For the Twelve months ended December 31, 2018, as reported under ASC 606

		Global	Domestic
	Advertising and	Integrated	Creative	Specialized	Media
	Communications	Agencies	Agencies	Communications	Services	All Other	Corporate	Total
Revenue	$1,476,203	$698,872	$102,063	$179,065	$140,753	$355,450	$-	$1,476,203

Net loss attributable to MDC Partners Inc. common shareholders								$(132,088)
Adjustments to reconcile to Operating income (loss):
Accretion on and net income allocated to convertible preference shares								8,355
Net income attributable to the noncontrolling interests								11,785
Equity in losses of non-consolidated affiliates								(62)
Income tax expense								31,603
Interest expense and finance charges, net								67,075
Foreign exchange loss								23,258
Other income, net								(230)
Operating income (loss)	$64,853	$44,868	$18,552	$18,629	$(51,196)	$34,000	$(55,157)	$9,696
margin	4.4%	6.4%	18.2%	10.4%	(36.4)%	9.6%		0.7%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	45,434	23,571	1,583	4,252	3,119	12,909	762	46,196
Goodwill and other asset impairment	77,740	21,008	-	-	52,041	4,691	2,317	80,057
Stock-based compensation	13,757	8,521	1,100	714	318	3,104	4,659	18,416
Deferred acquisition consideration adjustments	(457)	(5,345)	-	1,107	318	3,463	-	(457)
Distributions from non-consolidated affiliates (2)	-	-	-	-	-	-	779	779
Other items, net (3)	-	-	-	-	-	-	7,879	7,879

Adjusted EBITDA (1)	$201,327	$92,623	$21,235	$24,702	$4,600	$58,167	$(38,761)	$162,566
margin	13.6%	13.3%	20.8%	13.8%	3.3%	16.4%		11.0%
Covenant EBITDA (4)								$183,146

(1)	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, goodwill and other asset impairment, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.
(2)	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).
(3)	Other items, net includes severance expense and other restructuring expenses, legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 10 for a reconciliation of amounts.
(4)	Covenant EBITDA consist of adjusted EBITDA of $162.6 million, plus i) severance for eliminated agency positions of $11.9 million, ii) professional fees of $4.6 million, primarily related to the adoption of ASC 606, iii) proforma acquisition EBITDA of $2.4 million and iv) real estate consolidation costs of $1.6 million.

11

SCHEDULE 6

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three months ended December 31, 2017, as reported under ASC 605

		Global	Domestic
	Advertising and	Integrated	Creative	Specialized	Media
	Communications	Agencies	Agencies	Communications	Services	All Other	Corporate	Total
Revenue	$402,747	$212,057	$27,092	$47,095	$44,010	$72,493	$-	$402,747

Net loss attributable to MDC Partners Inc. common shareholders								$187,414
Adjustments to reconcile to Operating income (loss):
Accretion on and net income allocated to convertible preference shares								35,254
Net income attributable to the noncontrolling interests								8,787
Equity in losses of non-consolidated affiliates								(157)
Income tax expense								(185,723)
Interest expense and finance charges, net								16,055
Foreign exchange loss								660
Other income, net								(2,331)
Operating income (loss)	$71,833	$38,618	$3,922	$7,304	$3,957	$18,032	$(11,874)	$59,959
margin	17.8%	18.2%	14.5%	15.5%	9.0%	24.9%		14.9%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	10,324	5,918	410	1,057	820	2,119	234	10,558
Goodwill and other asset impairment	3,238	2,741	-	-	497	-	1,177	4,415
Stock-based compensation	6,945	5,313	353	690	161	428	535	7,480
Deferred acquisition consideration adjustments	(18,173)	(7,763)	-	(1,025)	(1,248)	(8,137)	-	(18,173)
Distributions from non-consolidated affiliates (2)	-	-	-	-	-	-	2,716	2,716
Other items, net (3)	-	-	-	-	-	-	(112)	(112)

Adjusted EBITDA (1)	$74,167	$42,086	$4,685	$8,026	$3,690	$15,680	$(7,324)	$66,843
margin	18.4%	19.8%	17.3%	17.0%	8.4%	21.6%		16.6%

(1)	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, goodwill and other asset impairment, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.
(2)	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).
(3)	Other items, net includes legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 10 for a reconciliation of amounts.

Note: Due to changes in the Company’s internal management and reporting structure during 2018, reportable segment results for the 2017 periods presented have been recasted to reflect the reclassification of certain businesses between segments. The changes were as follows: 1) Source Marketing, previously within the All Other category, was included within the Doner operating segment, which is aggregated into the Global Integrated Agencies reportable segment, 2) Yamamoto, previously within the All Other category, was included within the Domestic Creative Agencies reportable segment, and 3) Bruce Mau Design, Hello Design and Northstar Research Partners, previously within the All Other category, and Varick Media Management, previously within the Media Services reportable segment, were included into a newly formed operating segment, Yes & Company, which is aggregated within the Media Services reportable segment.

12

SCHEDULE 7

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Twelve months ended December 31, 2017, as reported under ASC 605

		Global	Domestic
	Advertising and	Integrated	Creative	Specialized	Media
	Communications	Agencies	Agencies	Communications	Services	All Other	Corporate	Total
Revenue	$1,513,779	$797,347	$104,417	$172,565	$166,216	$273,234	$-	$1,513,779

Net loss attributable to MDC Partners Inc. common shareholders								$205,594
Adjustments to reconcile to Operating income (loss):
Accretion on and net income allocated to convertible preference shares								36,254
Net income attributable to the noncontrolling interests								15,375
Equity in losses of non-consolidated affiliates								(2,081)
Income tax expense								(168,064)
Interest expense and finance charges, net								64,364
Foreign exchange loss								(18,137)
Other income, net								(1,346)
Operating income (loss)	$172,815	$71,857	$19,333	$20,728	$13,126	$47,771	$(40,856)	$131,959
margin	11.4%	9.0%	18.5%	12.0%	7.9%	17.5%		8.7%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	42,376	23,831	1,582	4,714	4,052	8,197	1,098	43,474
Goodwill and other asset impairment	3,238	2,741	-	-	497	-	1,177	4,415
Stock-based compensation	22,216	15,225	887	2,954	656	2,494	2,134	24,350
Deferred acquisition consideration adjustments	(4,898)	4,604	359	(419)	(819)	(8,623)	-	(4,898)
Distributions from non-consolidated affiliates (2)	105	-	-	105	-	-	3,834	3,939
Other items, net (3)	-	-	-	-	-	-	253	253

Adjusted EBITDA (1)	$235,852	$115,517	$22,161	$28,082	$17,015	$53,077	$(32,360)	$203,492
margin	15.6%	14.5%	21.2%	16.3%	10.2%	19.5%		13.4%

(1)	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, goodwill and other asset impairment, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.
(2)	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).
(3)	Other items, net includes legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 10 for a reconciliation of amounts.

Note: Due to changes in the Company’s internal management and reporting structure during 2018, reportable segment results for the 2017 periods presented have been recasted to reflect the reclassification of certain businesses between segments. The changes were as follows: 1) Source Marketing, previously within the All Other category, was included within the Doner operating segment, which is aggregated into the Global Integrated Agencies reportable segment, 2) Yamamoto, previously within the All Other category, was included within the Domestic Creative Agencies reportable segment, and 3) Bruce Mau Design, Hello Design and Northstar Research Partners, previously within the All Other category, and Varick Media Management, previously within the Media Services reportable segment, were included into a newly formed operating segment, Yes & Company, which is aggregated within the Media Services reportable segment.

13

SCHEDULE 8

MDC PARTNERS INC.

UNAUDITTED CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	December 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$30,873	$46,179
Cash held in trusts	-	4,632
Accounts receivable, less allowance for doubtful accounts of $1,879 and $2,453	395,200	434,072
Expenditures billable to clients	42,369	31,146
Assets held for sale	78,913	-
Other current assets	42,499	26,742
Total current assets	589,854	542,771
Fixed assets, at cost, less accumulated depreciation of $128,546 and $123,599	88,189	90,306
Investments in non-consolidated affiliates	6,556	6,307
Goodwill	740,955	835,935
Other intangible assets, net, less accumulated amortization of $161,868 and $173,546	67,765	70,605
Deferred tax assets	92,741	115,325
Other assets	25,513	37,643
Total assets	$1,611,573	$1,698,892

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$221,995	$244,527
Trust liability	-	4,632
Accruals and other liabilities	312,785	327,812
Liabilities held for sale	35,967	-
Advance billings	138,505	148,133
Current portion of long-term debt	356	313
Current portion of deferred acquisition consideration	32,928	50,213
Total Current Liabilities	742,536	775,630
Long-term debt, less current portion	954,229	882,806
Long-term portion of deferred acquisition consideration	50,767	72,213
Other liabilities	54,133	54,110
Deferred tax liabilities	5,329	6,760
Total Liabilities	1,806,994	1,791,519
Redeemable noncontrolling interests	51,546	62,886
Commitments, Contingencies and Guarantees
Shareholders' Deficit:
Convertible preference shares, 95,000 authorized, issued and outstanding at December 31, 2018 and 2017	90,123	90,220
Common stock and other paid in capital	58,579	38,191
Accumulated deficit	(464,903)	(340,000)
Accumulated other comprehensive gain (loss)	4,720	(1,954)
MDC Partners Inc. shareholders' deficit	(311,481)	(213,543)
Noncontrolling interests	64,514	58,030
Total Shareholders' Deficit	(246,967)	(155,513)
Total liabilities, redeemable noncontrolling interests, and shareholders' deficit	$1,611,573	$1,698,892

14

SCHEDULE 9

MDC PARTNERS INC.

UNAUDITTED SUMMARY CASH FLOW DATA

(US$ in 000s)

	Twelve Months Ended December 31,
	2018	2017

Net cash provided by operating activities	$17,280	$71,786

Net cash used in investing activities	(50,431)	(20,884)

Net cash provided by (used in) financing activities	21,434	(32,599)

Effect of exchange rate changes on cash, cash equivalents and cash held in trusts	77	(754)

Net increase (decrease) in cash, cash equivalents and cash held in trusts including cash classified within assets held	$(11,640)	$17,549

Net decrease in cash, cash equivalents and cash held in trusts classified within assets held for sale	(8,298)	-

Net increase (decrease) in cash, cash equivalents, and cash held in trusts	$(19,938)	$17,549

Note: Effective January 1, 2018, we adopted ASU 2016-15, "Statement of Cash Flows", which clarifies how cash receipts and cash payments in certain transactions are presented and classified on the statement of cash flows. We applied ASU 2016-15 on a retrospective basis, and accordingly the prior period has been reclassified to conform to the new standard.

15

SCHEDULE 10

MDC PARTNERS INC.

UNAUDITTED RECONCILIATION OF COMPONENTS OF NON- GAAP MEASURES

(US$ in 000s)

	2017					2018
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
NON-GAAP ACQUISITIONS (DISPOSITIONS), NET
GAAP revenue from current year acquisitions	$-	$-	$-	$-	$-	$-	$11,066	$12,734	$12,317	$36,117
GAAP revenue from prior year acquisitions (1)	18,552	24,983	-	-	43,535	-	-	-	-	-
Impact of adoption of ASC 606 exclusion	-	-	-	-	-	-	450	(1,122)	504	(168)
Foreign exchange impact	1,046	1,341	-	-	2,387	-	-	-	-	-
Contribution to organic revenue (growth) decline (2)	1,470	(6,399)	-	-	(4,929)	-	(3,417)	(945)	(3,243)	(7,605)
Prior year revenue from dispositions (3)	(691)	(660)	(3,153)	(6,103)	(10,607)	(5,261)	(5,592)	(3,847)	-	(14,700)
Non-GAAP acquisitions (dispositions), net	$20,377	$19,265	$(3,153)	$(6,103)	$30,386	$(5,261)	$2,507	$6,820	$9,578	$13,644

	2017					2018
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
OTHER ITEMS, NET
SEC investigation and class action litigation expenses	$339	$382	$330	$287	$1,338	$122	$235	$(88)	$131	$400
D&O insurance proceeds	(204)	(482)	-	(399)	(1,085)	-	(303)	(231)	(24)	(558)
Severance and other restructuring expenses	-	-	-	-	-	-	-	7,665	372	8,037
Total other items, net	$135	$(100)	$330	$(112)	$253	$122	$(68)	$7,346	$479	$7,879

	2017					2018
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
CASH INTEREST, NET & OTHER
Cash interest paid	$(999)	$(30,567)	$(758)	$(30,571)	$(62,895)	$(649)	$(30,765)	$(1,597)	$(31,001)	$(64,012)
Bond interest accrual adjustment	(14,625)	14,625	(14,625)	14,625	-	(14,625)	14,625	(14,625)	14,625	-
Adjusted cash interest paid	(15,624)	(15,942)	(15,383)	(15,946)	(62,895)	(15,274)	(16,140)	(16,222)	(16,376)	(64,012)
Interest income	227	178	145	209	759	148	159	91	227	625
Total cash interest, net & other	$(15,397)	$(15,764)	$(15,238)	$(15,737)	$(62,136)	$(15,126)	$(15,981)	$(16,131)	$(16,149)	$(63,387)

	2017					2018
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
CAPITAL EXPENDITURES, NET
Capital expenditures	$(9,413)	$(11,743)	$(7,149)	$(4,653)	$(32,958)	$(3,799)	$(5,890)	$(5,543)	$(5,032)	$(20,264)
Landlord reimbursements	75	3,146	1,357	1,858	6,436	219	851	291	442	1,803
Total capital expenditures, net	$(9,338)	$(8,597)	$(5,792)	$(2,795)	$(26,522)	$(3,580)	$(5,039)	$(5,252)	$(4,590)	$(18,461)

	2017					2018
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
MISCELLANEOUS OTHER DISCLOSURES
Net income attributable to the noncontrolling interests	$883	$2,214	$3,491	$8,787	$15,375	$897	$2,545	$2,458	$5,885	$11,785
Cash taxes	$1,293	$2,130	$3,486	$1,190	$8,099	$1,333	$1,293	$2,196	$(986)	$3,836

(1)	GAAP revenue from prior year acquisitions for 2018 and 2017 relates to acquisitions which occurred in 2017 and 2016, respectively.
(2)	Contributions to organic revenue growth (decline) represents the change in revenue, measured on a constant currency basis, relative to the comparable pre-acquisition period for acquired businesses that is included in the Company's organic revenue growth (decline) calculation.
(3)	Prior year revenue from dispositions reflects the incremental impact on revenue for the comparable period after the Company's disposition of such disposed business, plus revenue from each business disposed of by the Company in the previous year through the twelve month anniversary of the disposition.

Note: Actuals may not foot due to rounding.

16